Exhibit 99.1

Ping Identity Reports Fourth Quarter and Full-year 2021 Results,
Provides Outlook for First Quarter and Full Year 2022

●	Annual Recurring Revenue (“ARR”) growth of 21% year-over-year accelerated for the fourth straight quarter on a year-over-year basis to $312.7 million at December 31, 2021
●	Total revenue for the fourth quarter 2021 grew 19% year-over-year to $75.4 million with full year 2021 growth of 23% year-over-year to $299.4 million
●	Software as a service (“SaaS”) revenue for the fourth quarter 2021 grew 56% year-over-year – accelerating for the third straight quarter on a year-over-year basis – with full year 2021 growth of 51% year-over-year
●	Net cash provided by operating activities for 2021 grew 86% year-over-year to a record of $41.7 million for the full year 2021
●	Ended 2021 with 71 customers with more than $1 million in ARR, up 39% from 2020

DENVER – February 24, 2022 – Ping Identity Holding Corp. (“Ping Identity,” or the “Company”) (NYSE: PING), which delivers intelligent identity solutions for the enterprise, today announced its financial results for the three months and year ended December 31, 2021, and provided its outlook for the first quarter and full year 2022.

“As the identity market continues to grow and evolve, we remain focused on inventing a new future, one that’s faster, smarter and capable of delivering improved user experiences. We and our customers are building a new security perimeter focused on identity and Zero Trust, one that aims to do away with the data-center perimeter that permeated the past,” said Andre Durand, Ping Identity's Chief Executive Officer. “In 2022, we are centered on four strategic growth pillars: further driving our cloud transformation, extending our leadership in the customer use case, deepening our channel relationships and ensuring our solutions drive accelerating demand among our enterprise customers in existing and new markets.”

Key Highlights for the Fourth Quarter and Full-year 2021

ARR: Ending ARR at December 31, 2021 was $312.7 million and represented a 21% increase compared with ARR at December 31, 2020. Ping Identity defines ARR as the annualized value of all subscription contracts as of the end of the period.

Revenue: Total revenue for the fourth quarter 2021 was $75.4 million. Subscription revenue was $70.4 million, or 93% of total revenue. SaaS revenue of $16.9 million grew 56% from $10.8 million in the fourth quarter 2020 driven by the rapid adoption of Ping Identity’s PingOne solutions.

Total revenue for the full year 2021 was $299.4 million and total subscription revenue for the full year 2021 was $279.3 million. SaaS revenue of $57.6 million grew 51% from $38.1 million in the full year 2020. Given the impact that deployment mix and contract duration have on GAAP revenue, management continues to believe that ARR is the key growth metric of a subscription business.

Cash Flow: Net cash provided by operating activities was $41.7 million for the full year 2021 compared with $22.4 million for the full year 2020. Unlevered Free Cash Flow* was $21.0 million for the full year 2021, compared with $8.8 million for the full year 2020.

Dollar-Based Net Retention Rate: Ping Identity’s dollar-based net retention rate at December 31, 2021 was 112%. The Company calculates dollar-based net retention rate as ending ARR for the current reporting period from customers with associated ending ARR for the same period last year, divided by ending ARR for the same period last year.

Customers: Ended 2021 with 1,468 customers, of which 71 had more than $1.0 million in ARR, up 39% year-over-year in that customer cohort, and 315 had more than $250,000 in ARR, up 21% year-over-year in that customer cohort.

*Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.

Recent Business Highlights

●	Launched PingOne DaVinci, a new no-code identity orchestration service that enables organizations to improve the user experience with drag-and drop simplicity. DaVinci is vendor-agnostic, allowing organizations to integrate and orchestrate identity services from a wide range of vendors. It features a library of 100+ out-of-the-box connectors for a range of identity, IT and automation services.
●	Named a Leader by Gartner, Inc. in the 2021 Magic Quadrant for Access Management for the fifth consecutive year. The Magic Quadrant is designed to help companies evaluate technology providers’ completeness of vision and ability to execute.
●	Launched PingOne Authorize, introducing cloud-based dynamic authorization capabilities for the enterprise identity security market. The new technology extends the PingOne Cloud Platform’s cybersecurity protection, beyond authenticating users to controlling what users can see and do within applications, allowing organizations to better reduce fraud, comply with privacy regulations and improve the user experience.
●	Achieved "In Process" designation for the Federal Risk and Authorization Management Program (“FedRAMP”), for Ping Identity’s cloud Identity and Access Management (IAM) service offering PingOne for Government. The FedRAMP “In Process” designation is the next-to-last step in enabling federal agencies working through Ping Identity’s reseller and distribution partners to use the Company’s cloud IAM solutions to enable secure telework while also empowering federal IT departments to accelerate the adoption of Zero Trust, a modern approach to cybersecurity, and cloud resources.
●	Entered into a new credit agreement in November 2021 consisting of a $300 million, seven-year Term Loan B and $150 million, five-year revolving credit facility. These financing activities improve Ping Identity’s optionality to drive growth through both internal investment and M&A.
●	Honored as a 2022 Best Place to Work in Denver and Austin by Built In. The Built In annual awards program includes companies of all sizes, from startups to the enterprise, and honors both remote-first employers as well as companies in the eight largest tech markets across the U.S.
●	Named Shalini Sharma as the company’s new Chief Legal Officer. Sharma has more than 23 years of international corporate legal experience and 15 years of global financial technology expertise. Sharma will head Ping Identity’s legal department and serve as the primary source of legal advice for issues spanning governance, intellectual property, compliance, privacy, labor, commercial and strategic transactions.

Commenting on the Company’s financial results, Raj Dani, Ping Identity’s Chief Financial Officer, said, “We delivered yet another strong quarter including a significant milestone as we surpassed 25% of our ARR coming from SaaS. With year-over-year ARR growth of 21%, we’ve now seen four quarters of sequential accelerating ARR growth and expect this trend to continue on the glidepath towards our long-term goal of $1 billion in ARR.”

2022 Financial Outlook

Ping Identity provides the following expected financial guidance for the quarter ending March 31, 2022:

Total ARR of $320.0 million to $324.0 million

Total Revenue of $78.0 million to $82.0 million

Unlevered Free Cash Flow* of ($5.0 million) to $0.0 million

Ping Identity provides the following expected financial guidance for the year ending December 31, 2022:

Total ARR of $378.0 million to $385.0 million

Total Revenue of $330.0 million to $340.0 million

Unlevered Free Cash Flow* of approximately breakeven

* Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.

Webcast / Conference Call Details

In conjunction with this announcement, Ping Identity will host a webcast conference call today, February 24, 2022, at 5:00 p.m. Eastern Time to discuss its financial results. The listen-only webcast is available at https://investor.pingidentity.com. Investors and participants can register for the telephonic version of the conference call in advance by visiting http://www.directeventreg.com/registration/event/1477587. After registering, instructions will be shared on how to join the call including dial-in information as well as a unique passcode and registrant ID. At the time of the call, registered participants will dial in using the numbers from the confirmation email, and upon entering their unique passcode and ID, will be entered directly into the conference.

Following the conference call, a replay will be available until 11:59 p.m. Eastern time on March 3, 2022. The replay dial-in number will be (800) 585-8367 or for international (416) 621-4642, using the replay number pin: 1477587. An archived webcast of the call will also be available at https://investor.pingidentity.com.

Use of Non-GAAP Financial Information

In addition to Ping Identity’s results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin, Non-GAAP Operating Expenses, Non-GAAP Net Income, Non-GAAP Net Income Per Share, Free Cash Flow and Unlevered Free Cash Flow. Certain of these non-GAAP measures exclude stock-based compensation, depreciation and/or amortization expense and acquisition-related expenses, as noted in the reconciliation. Ping Identity believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Forward-Looking Statements

In addition to historical consolidated financial information, certain statements in this press release and on the related teleconference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical fact included in this press release and on the related teleconference call are forward-looking statements. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements Ping Identity makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results or its plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s other filings with the SEC which include, but are not limited to: our ability to adapt to rapid technological change, evolving industry standards and changing customer needs, requirements or preferences; our ability to enhance and deploy our cloud-based offerings while continuing to effectively offer our on-premise offerings; our ability to maintain or improve our competitive position; the impact of the COVID-19 pandemic; the impact on our business of a network or data security incident or unauthorized access to our network or data or our customers’ data; the effects on our business if we are unable to acquire new customers, if our customers do not renew their arrangements with us, or if we are unable to expand sales to our existing customers or develop new solutions or solution packages that achieve market acceptance; our ability to manage our growth effectively, execute our business plan, maintain high levels of service and customer satisfaction or adequately address competitive challenges; our dependence on our senior management team and other key employees; our ability to enhance and expand our sales and marketing capabilities; our ability to attract and retain highly qualified personnel to execute our growth plan; the risks associated with interruptions or performance problems of our technology, infrastructure and service providers; our dependence on third-party cloud infrastructure services, such as Amazon Web Services; the impact of data privacy and cybersecurity concerns, evolving regulations of cloud computing, cross-border data transfer restrictions and other domestic and foreign laws and regulations; the impact of volatility in quarterly operating results; the impact of our existing indebtedness could adversely affect our business and growth prospects; the fact that we may still be able to incur substantially more indebtedness or make certain restricted payments, which could further exacerbate the risks associated with our substantial indebtedness, despite our current indebtedness levels and restrictive covenants; our ability to generate sufficient cash flow to service all of our indebtedness, and actions we may be forced to take to satisfy our obligations under such indebtedness, which may not be successful; the risks associated with the financing documents governing our 2021 Credit Facilities, as defined below, which restrict our current and future operations, particularly our ability to respond to changes or to take certain actions; our ability to refinance our indebtedness; the risks associated with the provisions of our corporate governance documents that could make an acquisition of us more difficult and may prevent attempts by our shareholders to replace or remove our current management, even if beneficial to our shareholders; Vista Equity Partners’ (“Vista”) influence on certain of our corporate actions, which may conflict with our or your interests in the future; the risks associated with the designation of the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our shareholders in our certificate of incorporation, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us; the potential that an active, liquid trading market for our common stock may not be sustained, which may limit your ability to sell your shares; and the potential volatility of our operating results and stock price, and the potential that the market price of our common stock may drop below the price you paid; and other factors disclosed in the section entitled ‘‘Risk Factors’’ in our most recent Annual Report on Form 10-K and subsequent reports filed with the SEC. Given these factors, as well as other variables that may affect Ping Identity’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Ping Identity

Ping Identity delivers intelligent identity solutions for the enterprise. We enable companies to achieve Zero Trust identity-defined security and more personalized, streamlined user experiences. The PingOne Cloud Platform provides customers, workforce, and partners with access to cloud, mobile, SaaS and on-premises applications across the hybrid enterprise. Over half of the Fortune 100 choose us for our identity expertise, open standards, and partnerships with companies including Microsoft and Amazon. We provide flexible identity solutions that accelerate digital business initiatives, delight customers, and secure the enterprise through multi-factor authentication, single sign-on, access management, intelligent API security, directory, and data governance capabilities. For more information, visit www.pingidentity.com.

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Subscription	$70,396	$57,932	$279,294	$224,131
Professional services and other	5,021	5,323	20,155	19,458
Total revenue	75,417	63,255	299,449	243,589
Cost of revenue:
Subscription (exclusive of amortization shown below)(1)	12,550	8,088	43,515	30,797
Professional services and other (exclusive of amortization shown below)(1)	6,381	4,823	24,420	17,145
Amortization expense	8,250	5,546	26,947	20,269
Total cost of revenue	27,181	18,457	94,882	68,211
Gross profit	48,236	44,798	204,567	175,378
Operating expenses:
Sales and marketing(1)	32,449	24,805	117,459	88,910
Research and development(1)	19,642	13,085	78,512	48,934
General and administrative(1)	20,303	12,968	71,581	47,198
Depreciation and amortization	4,405	4,292	17,437	16,997
Gain on asset disposition	(1,397)	—	(1,397)	—
Total operating expenses	75,402	55,150	283,592	202,039
Loss from operations	(27,166)	(10,352)	(79,025)	(26,661)
Other income (expense):
Interest expense	(1,814)	(598)	(3,010)	(2,433)
Loss on extinguishment of debt	(153)	—	(153)	—
Other income (expense), net	99	2,231	(1,148)	2,947
Total other income (expense)	(1,868)	1,633	(4,311)	514
Loss before income taxes	(29,034)	(8,719)	(83,336)	(26,147)
Benefit for income taxes	3,007	5,319	18,945	14,256
Net loss	$(26,027)	$(3,400)	$(64,391)	$(11,891)
Net loss per share:
Basic and diluted	$(0.31)	$(0.04)	$(0.78)	$(0.15)
Weighted-average shares used in computing net loss per share:
Basic and diluted	83,648	81,104	82,302	80,430

______________________________________

(1) Includes stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Subscription cost of revenue	$269	$189	$1,735	$675
Professional services and other cost of revenue	293	116	1,711	397
Sales and marketing	2,235	1,258	14,921	4,467
Research and development	3,727	1,506	20,702	5,294
General and administrative	2,895	1,572	16,731	5,791
Total	$9,419	$4,641	$55,800	$16,624

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$220,607	$145,733
Accounts receivable, net of allowances of $610 and $828	82,969	82,335
Contract assets, current	67,540	62,503
Deferred commissions, current	10,460	6,604
Prepaid expenses	16,654	17,608
Other current assets	2,914	1,940
Total current assets	401,144	316,723
Noncurrent assets:
Property and equipment, net	9,396	9,446
Goodwill	528,548	441,150
Intangible assets, net	190,077	180,422
Contract assets, noncurrent	3,457	11,288
Deferred commissions, noncurrent	19,380	9,325
Deferred income taxes, net	6,201	3,962
Operating lease right-of-use assets	13,709	15,619
Other noncurrent assets	6,121	2,516
Total noncurrent assets	776,889	673,728
Total assets	$1,178,033	$990,451
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,528	$2,795
Accrued expenses and other current liabilities	10,305	7,339
Accrued compensation	29,258	17,170
Deferred revenue, current	71,957	49,203
Operating lease liabilities, current	4,330	3,979
Current portion of long-term debt	1,132	—
Total current liabilities	121,510	80,486
Noncurrent liabilities:
Deferred revenue, noncurrent	5,584	3,195
Long-term debt, net of current portion	291,154	149,014
Deferred income taxes, net	4,240	17,867
Operating lease liabilities, noncurrent	14,140	17,213
Other liabilities, noncurrent	—	1,566
Total noncurrent liabilities	315,118	188,855
Total liabilities	436,628	269,341
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	84	81
Additional paid-in capital	824,455	739,051
Accumulated other comprehensive income (loss)	652	1,373
Accumulated deficit	(83,786)	(19,395)
Total stockholders' equity	741,405	721,110
Total liabilities and stockholders' equity	$1,178,033	$990,451

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(64,391)	$(11,891)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on extinguishment of debt	153	—
Depreciation and amortization	44,384	37,266
Stock-based compensation expense	55,800	16,624
Amortization of deferred commissions	10,823	8,045
Amortization of deferred debt issuance costs	357	250
Operating leases, net	(812)	(258)
Deferred taxes	(19,806)	(14,888)
Gain on asset disposition	(1,397)	—
Other	507	376
Changes in operating assets and liabilities:
Accounts receivable	(922)	(14,666)
Contract assets	2,702	13,518
Deferred commissions	(24,734)	(10,304)
Prepaid expenses and other current assets	556	(3,331)
Other assets	(2,695)	(664)
Accounts payable	1,538	1,323
Accrued compensation	12,417	(3,412)
Accrued expenses and other	2,370	(504)
Deferred revenue	24,806	4,891
Net cash provided by operating activities	41,656	22,375
Cash flows from investing activities
Payments for business acquisitions, net of cash acquired	(79,967)	(32,470)
Purchases of property and equipment and other	(4,153)	(2,595)
Capitalized software development costs	(18,997)	(13,255)
Net cash used in investing activities	(103,117)	(48,320)
Cash flows from financing activities
Payment of acquisition-related holdbacks	(993)	(424)
Payment of offering costs	—	(295)
Proceeds from stock option exercises	3,158	10,404
Payment for tax withholding on equity awards	(8,576)	(4,499)
Proceeds from long-term debt	380,000	97,823
Issuance costs of long-term debt	(8,085)	—
Payment of long-term debt	(230,000)	—
Net cash provided by financing activities	135,504	103,009
Effect of exchange rates on cash and cash equivalents and restricted cash	347	1,049
Net increase in cash and cash equivalents and restricted cash	74,390	78,113
Cash and cash equivalents and restricted cash
Beginning of period	146,499	68,386
End of period	$220,889	$146,499

PING IDENTITY HOLDING CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL DATA
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Gross profit	$48,236	$44,798	$204,567	$175,378
Amortization expense	8,250	5,546	26,947	20,269
Stock-based compensation	562	305	3,446	1,072
Non-GAAP Gross Profit	$57,048	$50,649	$234,960	$196,719
Non-GAAP Gross Profit Margin	76%	80%	78%	81%

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Total operating expenses	$75,402	$55,150	$283,592	$202,039
Stock-based compensation	(8,857)	(4,336)	(52,354)	(15,552)
Acquisition related expenses	(94)	(1,078)	(1,281)	(2,197)
Amortization expense	(3,457)	(3,412)	(13,800)	(13,453)
Non-GAAP Operating Expenses	$62,994	$46,324	$216,157	$170,837

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net loss	$(26,027)	$(3,400)	$(64,391)	$(11,891)
Stock-based compensation	9,419	4,641	55,800	16,624
Acquisition related expenses	94	1,078	1,281	2,197
Amortization expense	11,707	8,958	40,747	33,722
Gain on asset disposition	(1,397)	—	(1,397)	—
Loss on extinguishment of debt	153	—	153	—
Provision for income taxes(1)	(4,994)	(3,669)	(24,146)	(13,136)
Non-GAAP Net Income (Loss)	$(11,045)	$7,608	$8,047	$27,516
Net loss per share:
Basic and diluted	$(0.31)	$(0.04)	$(0.78)	$(0.15)
Weighted-average shares used in computing net loss per share:
Basic and diluted	83,648	81,104	82,302	80,430
Non-GAAP Net Income (Loss) per Share:
Basic	$(0.13)	$0.09	$0.10	$0.34
Diluted	$(0.13)	$0.09	$0.10	$0.33
Weighted-average shares used in computing Non-GAAP Net Income (Loss) per Share:
Basic	83,648	81,104	82,302	80,430
Diluted	83,648	83,642	84,574	83,236

_____________________________________

(1)	The related tax effects of the adjustments to Non-GAAP Net Income were calculated using the respective statutory tax rates for applicable jurisdictions.

	Year Ended December 31,
	2021	2020
Net cash provided by operating activities	$41,656	$22,375
Less:
Purchases of property and equipment	(4,153)	(2,595)
Capitalized software development costs	(18,997)	(13,255)
Free Cash Flow	18,506	6,525
Add:
Cash paid for interest	2,486	2,263
Unlevered Free Cash Flow	$20,992	$8,788
Net cash used in investing activities	$(103,117)	$(48,320)
Net cash provided by financing activities	$135,504	$103,009
Cash paid for Elastic Beam compensation and bonus retention payments	$—	$4,173

Reconciliation of Unlevered Free Cash Flow Guidance for the Three Months Ended March 31, 2022 and Year Ended December 31, 2022:

	Three Months Ended March 31, 2022		Year Ended December 31, 2022
	Low	High	Low	High
Net cash provided by (used in) operating activities	$(2,100)	$2,900	$12,900	$12,900
Less:
Purchases of property and equipment	(700)	(700)	(2,700)	(2,700)
Capitalized software development costs	(5,500)	(5,500)	(24,000)	(24,000)
Free Cash Flow	(8,300)	(3,300)	(13,800)	(13,800)
Add:
Cash paid for interest	3,300	3,300	13,800	13,800
Unlevered Free Cash Flow	$(5,000)	$—	$—	$—

PING IDENTITY HOLDING CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
KEY BUSINESS METRICS
(In thousands)

	December 31,		Change
	2021	2020	$	%

	(dollars in thousands)
ARR	$312,726	$259,090	$53,636	21%

Ping Identity Contacts

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Investor Relations Contact:

David Banks

Tel: 303.396.6200

investor@pingidentity.com

Media Contact:

Kristin Miller

Tel: 720.728.1033

press@pingidentity.com

Source: Ping Identity